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                                                                 Exhibit 23.2



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated October 27, 1994 accompanying the consolidated financial statements of First Independence Corporation and Subsidiary appearing in the 1994 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended September 30, 1994 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

     GRANT THORNTON LLP


     /s/Grant Thornton LLP

     Wichita, Kansas
     March 3, 1995